SECOND AMENDMENT

This Second Amendment, effective as of the date set forth above the signatures of the parties below (the “Second Amendment Effective Date”), confirms the understanding between the Massachusetts Institute of Technology (“M.I.T.”), and Enumeral Biomedical Corp. (“Company”) with respect to the Exclusive Patent License Agreement dated April 15, 2011 (as amended by the First Amendment dated March 8, 2013, the “License Agreement”). Capitalized terms used herein and not defined shall have the meanings set forth in the License Agreement.

WHEREAS, Company has represented to M.I.T. that Company intends to engage in a reverse triangular merger with a to-be-formed subsidiary of Cerulean Group, Inc. (“Cerulean”), an existing publicly held shell company traded over-the-counter, pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger”), whereby Company will be the surviving entity following the Merger and be a subsidiary of Cerulean. Cerulean will be renamed Enumeral Biomedical Holdings, Inc., or such other name as the Company may select. Upon the Merger, all of the shares of capital stock in Company will be exchanged for shares in Cerulean.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree as follows:

1.	Company represents and warrants to M.I.T. that, as of the Second Amendment Effective Date, (i) Company has raised at least Seven Million Five Hundred Thousand dollars in cash in exchange for Company’s capital stock, (ii) the current capitalization table attached as Exhibit 1 hereto accurately reflects issuances included in the Funding Threshold through the date hereof and is true and correct in all material respects on a Fully Diluted Basis as of the date hereof, and (iii) the Merger is not a Dilutive Issuance as defined in Section 4.1(k)(iv) of the License Agreement.

2.	Company and M.I.T. hereby agree that, subject to and upon the closing of the Merger, M.I.T., WHITEHEAD, HARVARD and HOSPITAL shall be entitled to receive, and Company shall cause to be issued to M.I.T., WHITEHEAD, HARVARD and HOSPITAL, shares of the common stock of Cerulean as estimated in the pro forma capitalization table attached as Exhibit 1, but which may be adjusted downward, proportionately based on any issuance of options to purchase common stock to be issued by the Company to its directors, employees and consultants on or after the Second Amendment Effective Date but prior to the Merger, but which in no event shall be less than the number of shares of Common Stock owned or controlled by M.I.T., WHITEHEAD, HARVARD and HOSPITAL as of the date hereof as set forth in Exhibit 1. Company shall deliver the shares due to M.I.T., WHITEHEAD, HARVARD and HOSPITAL within thirty (30) days of the closing of the Merger.

3.	Upon the consummation of the Merger, M.I.T. and Company agree that the participation rights and anti-dilution rights as set forth in Sections 4.1(k)(iii) and 4.1(k)(iv) of the License Agreement, respectively, shall be terminated and have no further effect.

4.	Company represents to M.I.T. that Company will be the surviving entity following completion of the Merger and exchange of stock as described herein, and Company hereby agrees and confirms that as such, it will continue to be bound by the terms and conditions of the License Agreement.

5.	Company shall notify M.I.T. of any changes to its contact information occasioned by the Merger pursuant to Section 14.1 of the License Agreement, as applicable.

6.	Except as specifically modified hereby, all other terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed under seal by their duly authorized representatives.

The Effective Date of this Second Amendment is July 16, 2014.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY	ENUMERAL BIOMEDICAL CORP.

By: /s/ Lita L. Nelsen	By: /s/ Arthur H. Tinkelenberg

Name: Lita L. Nelsen	Name: Arthur H. Tinkelenberg

Title: Director Technology Licensing Office	Title: President and CEO

EXHIBIT 1

	Enumeral		Cerulean
	Fully Diluted
	Shares, on as-		Pro-Forma Fully
	converted	Percent	Diluted Common
Class	basis	of Total	Shares	Percent of Total
Enumeral Preferred [1]	7,928,089	41.22%	15,170,163	22.27%
Harris & Harris Group, Inc. [2]	4,001,179	20.80%	6,721,533	9.87%
Enumeral Common [3]	8,105,242	42.14%	8,934,250	13.12%
Massachusetts Institute of Technology	190,287	0.99%	209,749	0.31%
President and Fellows of Harvard College	49,709	0.26%	54,793	0.08%
Whitehead Institute for Biomedical Research	15,222	0.08%	16,778	0.02%
General Hospital Corporation	29,245	0.15%	32,236	0.05%
Omega Cambridge SPV Fund, L.P.	27,980	0.15%	30,841	0.05%
Pre-merger unallocated option pool [see 3]	3,200,437	16.64%

Cerulean pre-merger shares			5,500,000	8.08%
Private Placement Investors [4]			15,000,000	22.03%
Private Placement Warrants			15,000,000	22.03%
Brokers’ Warrants			1,500,000	2.20%
Option Pool			7,000,000	10.28%

Total:	19,233,768	100.0%	68,104,413	100.00%

[1] Includes preferred warrants

[2] Includes preferred, common, and warrants

[3] Includes outstanding (allocated) options; unallocated options cancelled pre-merger.

[4] Summary table assumes $15 million financing.

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